SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 4, 2005
(Date of earliest event reported)	October 4, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On October 4, 2005, we announced that the Oklahoma Corporation Commission issued a final order on our Oklahoma Natural Gas Company division's application for a rate increase. The Corporation Commission unanimously approved an annual rate increase of $57.5 million.

Last January, Oklahoma Natural Gas Company filed an application with the Commission for a rate increase of $99.4 million in additional annual revenue. In July, the Commission's administrative law judge who heard the case recommended an increase in annual revenues of approximately $58 million. Oklahoma Natural Gas implemented new rates on July 28, 2005, based on the judge's report, acting under state law that allows a utility to revise its rates at the end of a 180-day period in the absence of a final order.

This order will have no substantial impact on customers' bills.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated October 4, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	October 4, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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